Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 20, 2009, in Amendment No. 2 to the Registration Statement (Form S-1 File No. 333-163275) and the related Prospectus of Ironwood Pharmaceuticals, Inc. for the registration of shares of its Class A common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

January 19, 2010